SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2007 AND DECEMBER 31, 2006

	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$21,716,580	$17,073,670
Restricted cash	54,432,759	48,019,759
Accounts receivable, net of allowance for doubtful accounts of $2,785,817
and $2,726,273 as of May 31, 2007 and December 31, 2006, respectively	19,647,128	15,524,360
Accounts receivable - related parties	12,348,869	19,919,339
Notes receivable	14,671,278	10,588,024
Other receivables	2,790,124	6,387,504
Other receivables - related parties	54,940,514	35,093,802
Inventories	50,768,375	39,291,073
Advances on inventory purchases	72,813,512	25,076,534
Advances on inventory purchases - related parties	19,828,715	573,134
Total current assets	323,957,854	217,547,199

PLANT AND EQUIPMENT, net	220,971,452	216,009,546

OTHER ASSETS:
Advances on equipment purchases	131,000	-
Intangible assets - land use right, net of accumulated amortization	15,673,568	15,522,625
Total other assets	15,804,568	15,522,625

Total assets	$560,733,874	$449,079,370

LIABILITIES AND SHARE HOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$94,134,461	$69,491,411
Accounts payable - related Parties	31,143,663	17,409,273
Short term loans	88,797,794	79,779,395
Short term notes payable	91,857,454	75,355,960
Other payables	15,987,859	27,936,949
Other payable - related party	9,317,624	4,718,170
Accrued liabilities	14,617,627	3,297,123
Customer deposits	106,400,707	76,652,971
Customer deposits - related parties	13,100,000	4,721,554
Dividends payable	6,363,164	2,164,320
Taxes payable	37,021,839	38,487,040
Total current liabilities	508,742,192	400,014,166

LONG TERM LIABILITIES:
Long term loans	3,358,735	3,340,836
Other long term payables	2,149,396	3,685,875
Total long term liabilities	5,508,131	7,026,711

Total liabilities	514,250,323	407,040,877

MINORITY INTEREST	-	-

SHAREHOLDERS' EQUITY:
Paid-in-capital	19,940,608	23,208,258
Statutory reserves	4,930,886	3,569,206
Retained earnings	18,619,024	13,199,360
Accumulated other comprehensive income	2,993,033	2,061,669
Total shareholders' equity	46,483,551	42,038,493

Total liabilities and shareholders' equity	$560,733,874	$449,079,370

The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE FIVE MONTHS ENDED MAY 31, 2007 AND 2006

	2007	2006
	(Unaudited)	(Unaudited)
REVENUES	$309,414,384	$273,466,254

COST OF SALES	274,990,907	260,649,781

GROSS PROFIT	34,423,477	12,816,473

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,163,513	3,171,864

INCOME FROM OPERATIONS	22,259,964	9,644,609

OTHER INCOME (EXPENSE), NET	(7,373,299)	(1,637,787)

INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	14,886,665	8,006,822

PROVISION FOR INCOME TAXES	2,736,788	1,200,424

NET INCOME BEFORE MINORITY INTEREST	12,149,877	6,806,398

LESS MINORITY INTEREST	-	-

NET INCOME	12,149,877	6,806,398

FOREIGN CURRENCY TRANSLATION GAIN	931,364	538,260

COMPREHENSIVE INCOME	$13,081,241	$7,344,658

The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE FIVE MONTHS ENDED MAY 31, 2007

		Retained Earnings		Accumulated other
	Paid-in	Statutory		comprehensive
	capital	reserves	Unrestricted	income	Totals

BALANCE, January 1, 2006	$22,273,984	$4,110,413	$(678,995)	$811,142	$26,516,544

Increase in paid in capital	934,274				934,274
Net income			16,414,052		16,414,052
Dividends			(3,076,904)		(3,076,904)
Adjustment to statutory reserve		1,309,983	(1,309,983)		-
Adjustments for reorganization		(1,851,190)	1,851,190		-
Translation gain				1,250,527	1,250,527

BALANCE, December 31, 2006	$23,208,258	$3,569,206	$13,199,360	$2,061,669	$42,038,493

Net income			12,149,877		12,149,877
Dividends			(5,368,533)		(5,368,533)
Adjustment to statutory reserve		1,361,680	(1,361,680)		-
Adjustments for investments in other companies	(3,267,650)				(3,267,650)
Translation gain				931,364	931,364

BALANCE, May 31, 2007, unaudited	$19,940,608	$4,930,886	$18,619,024	$2,993,033	$46,483,551

The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIVE MONTHS ENDED MAY 31, 2007 AND 2006

	2007	2006
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,149,877	$6,806,398
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	4,485,291	3,905,992
Amortization	185,816	148,172
Loss on disposal of equipment	2,256,864	-
(Increase) decrease in assets:
Accounts receivable	(3,738,067)	(15,267,232)
Accounts receivable - related parties	7,908,971	10,303,494
Notes receivable	(3,805,543)	(835,202)
Other receivables	3,691,818	(11,323,914)
Other receivables - related parties	(18,850,105)	(8,982,406)
Inventories	(10,491,072)	33,821,740
Advances on inventory purchases	(46,620,131)	51,347,808
Advances on inventory purchases - related parties	(19,010,971)	(2,430,472)
Prepaid expense - current	-	(943,614)
Increase (decrease) in liabilities:
Accounts payable	22,846,381	(92,604,128)
Accounts payable - related parties	13,193,091	20,287,444
Other payables	(12,407,779)	17,478,209
Other payable - related party	4,442,174	(9,092,376)
Accrued liabilities	11,112,823	3,498,738
Customer deposits	27,734,971	15,594,101
Customer deposits - related parties	8,175,514	-
Taxes payable	(2,277,981)	(1,392,814)
Net cash provided by operating activities	981,942	20,319,938

CASH FLOWS FROM INVESTING ACTIVITIES:
Restriced cash	(5,299,508)	11,559,027
Advance on equipment purchases	(129,420)	-
Additions to equipment	(7,065,613)	(7,470,901)
Investment to other companies	(3,267,650)	-
Net cash (used in) provided by investing activities	(15,762,191)	4,088,126

CASH FLOWS FINANCING ACTIVITIES:
Proceeds from short term loans	7,133,788	4,981,600
Payments on short term loans	-	(12,335,687)
Change in notes payable	14,676,479	(5,682,760)
Payments on other long term payables	(1,597,479)	(5,677,012)
Dividends paid in cash	(1,089,705)	(499,708)
Net cash provided by (used in) financing activities	19,123,083	(19,213,567)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	300,076	260,086

INCREASE IN CASH	4,642,910	5,454,583

CASH, beginning of period	17,073,670	13,159,590

CASH, end of period	$21,716,580	$18,614,173

The accompanying notes are an integral part of these statements.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Note 1 - Background

On June 15, 2007, Shaanxi Longmen Iron and Steel (Group) Co., Ltd. and subsidiaries (referred to as Longmen Group) entered into an agreement with General Steel Holdings, Inc. (referred to as General Steel) to form a new joint venture company, Shaanxi Longmen Iron and Steel Co., Ltd. (referred to as the Company). The Agreement states that General Steel will contribute, through its subsidiaries, RMB300 million ($39 million) in cash for 60% of ownership. Longmen Group will contribute net assets in the form of land, existing equipment and materials and others (referred to as Contributed Relevant Net Assets) in the amount of RMB200 million ($26 million) for 40% of the joint venture. The Company produces and sells reinforced bars, round bars and pig iron.

Longmen Group is located in Hancheng city, Shaanxi province, the People’s Republic of China (PRC). Prior to the merger, Longmen Group had a registered capital of approximately $41 million and was a Chinese registered limited liability company with a legal structure similar to a limited liability company organized under state laws in the United States of America. Longmen Group had 11 subsidiaries and five branches. Longmen Group is the largest integrated steel producer in Shaanxi Province, China that uses iron ore and coke as primary raw materials for steel production.

As determined by the Agreement, Longmen Group contributed two subsidiaries and net assets of various operating branches, referred to as the “Contributed Relevant Net Assets” which include land, equipment, inventories, and assets and liabilities of the following subsidiaries and branches:

Business Description
Subsidiaries:
Shaanxi Yuxin Commercial Trading Co., Ltd.	Trading steel products
Shaanxi Yuteng Commercial Trading Co., Ltd.	Trading steel products

Branches:
Head Office of Long Men Iron and Steel (Group)
Co., Ltd.	Producing pig and steel billets
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Xi’an Rolling Mill	Processing rebars and round bars
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Hancheng Yulong Hotel	Hotel accommodations
Shaanxi Long Men Iron and Steel (Group) Co., Ltd.
Changlong Transportation Co., Ltd.	Freight transportation
Shaanxi Long Steel Group Corporation Mulonggou
Mining	Iron ore mining

After the joint venture, Longmen Group has continued producing steel through its remaining nine subsidiaries.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying unaudited consolidated financial statements have been presented on a carve-out basis under SAB Topic 1B1. The unaudited consolidated financial statements are prepared for the 8K filing on the newly formed joint venture, which include only the financial statements and operation of Contributed Relevant Net Assets of Longmen Group. Management believes the unaudited financial statements including all Longmen Group subsidiaries will be misleading and uninformative and therefore are excluded from the accompanying unaudited consolidated financial statements.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. For example, among other things, the Company estimates its potential losses on uncollectible receivable and estimates the salvage value of plant and equipment. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in these banks at May 31, 2007 and December 31, 2006 amounted to $76,149,339 and $65,093,429, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Restricted cash

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $54,432,759 and $48,019,759 as of May 31, 2007 and December 31, 2006, respectively.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Inventories

Inventories are stated at the lower of cost or market using weighted average method. Inventories consisted of the following:
	May 31,	December 31,
	2007	2006
Supplies	$11,415	$867,723
Raw materials	24,796,943	22,385,225
Work in process	423,428	200,726
Finished goods	25,536,589	15,837,399
Totals	$50,768,375	$39,291,073

Inventories consist of supplies, raw materials, work in process and finished goods. Raw materials consist primarily of iron ore and coke. Work in process primarily consists of pig iron and other semi-finished products. The cost of finished goods includes direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production such as assembling, shipping and handling costs are also included in the cost of inventory. The Company reviews its inventory periodically for possible obsolete goods and to determine if any reserves are necessary for potential obsolescence. As of May 31, 2007 and December 31, 2006, no reserves were deemed necessary.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. The depreciation expense for the five months ended May 31, 2007 and 2006 amounted to $4,485,291 and $3,905,992, respectively.

Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	10-40 years
Machinery and equipment	8-30 years
Other equipment	5-8 years
Transportation equipment	5-15 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to buildings and equipment are capitalized.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Plant and equipment consist of the following at:

	May 31,	December 31,
	2007	2006
Buildings and improvements	$66,717,565	$65,267,679
Machinery	149,984,193	148,171,929
Transportation equipment	4,475,228	4,359,717
Other equipment	3,014,530	2,941,767
Construction in process	44,143,231	38,764,388
Totals	268,334,747	259,505,480
Less accumulated depreciation	47,363,295	43,495,934
Totals	$220,971,452	$216,009,546

Long-term assets of the Company are reviewed annually or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of May 31, 2007, the Company expects these assets to be fully recoverable.

As of May 31, 2007 and December 31, 2006, $77 million and $71 million, respectively, of the equipment and buildings were pledged as collateral to loans from banks and other companies as disclosed in Note 8.

Land use rights

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Land use rights are being amortized using the straight-line method over the use term of 40 to 50 years.

Land use rights are listed as follows:

	May 31,	December 31,
	2007	2006
Land use rights	$17,662,947	$17,326,188
Accumulated amortization	(1,989,379)	(1,803,563)
Totals	$15,673,568	$15,522,625

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Intangible assets of the Company are reviewed periodically to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of May 31, 2007, the Company expects these assets to be fully recoverable.

Total amortization expense for the periods ended May 31, 2007 and 2006 amounted to $185,816 and $148,172, respectively.

Revenue recognition

For the sales of steel products, the Company recognizes revenue when goods are delivered, title has passed and collectibility is reasonably assured. The sales arrangements do not grant customers return rights; however, the Company may replace damaged goods to maintain relations with its customers. The Company did not accept any returns during the past three years. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% or 13% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

Shipping and handling costs related to goods sold are included in selling, general and administrative costs which totaled $1,892,362 and $279,581, for the periods ended May 31, 2007 and 2006, respectively.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses local currency, Renminbi (RMB), as functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $2,993,033 and $2,061,669 as of May 31, 2007 and December 31, 2006, respectively. Asset and liability amounts at May 31, 2007 and December 31, 2006 were translated at 7.63 RMB to $1.00 USD and 7.80 RMB to $1.00 USD, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the periods ended May 31. 2007 and 2006 were 7.73 RMB and 8.03 RMB, respectively. Cash flows are also translated at average exchange rates for the period, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)
Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and other payables to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income taxes

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred tax amounts at May 31, 2007 and December 31, 2006.

Recently issued accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007. The adoption of this interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

Note 3 - Supplemental disclosure of cash flow information

Interest paid amounted to $668,140 and $1,094,344 for the periods ended May 31, 2007 and 2006, respectively.

Income tax paid amounted to $175,667 and $12,884 for the periods ended May 31, 2007 and 2006, respectively.

Note 4 - Accounts receivable and allowance for doubtful accounts

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

The Company conducts its business operations in the People’s Republic of China. Accounts receivable include trade accounts due from the customers. Management believes that the trade accounts are fully collectible as these amounts are being collected throughout the year. Also, management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. The allowance for doubtful accounts as of May 31, 2007 and December 31, 2006 amounted to $2,785,817 and $2,726,273, respectively. The rollforward of the allowance for doubtful accounts is as follows:

	Beginning			Exchange	Ending
Allowance for doubtful account	balance	Additions	Deductions	rate effect	balance

Period ended May 31, 2007	$2,726,273	$-	$-	$59,544	$2,785,817

Year ended December 31, 2006	$1,465,086	$1,186,708	$-	$74,479	$2,726,273

Note 5 - Notes receivable

Notes receivable represents trade accounts receivable due from various customers where the customers’ bank has guaranteed the payment of the receivable. This amount is non-interest bearing and is normally paid within three to six months. The Company has the ability to submit their request for payment to the customer’s bank earlier than the scheduled payment date. However, the Company will incur an interest charge and a processing fee when they submit the payment request early. The Company had $14,671,278 and $10,588,024 outstanding as of May 31, 2007 and December 31, 2006, respectively.

Note 6 - Advances on inventory purchases

Advances on inventory purchases are monies deposited or advanced to outside vendors or related parties on future inventory purchases. Due to the high shortage of steel in China, most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchases on a timely basis.

This amount is refundable and bears no interest. The Company has a legal binding contract with their vendors for the guarantee deposit, which is to be returned to the Company at the end of the contract. The inventory is normally delivered within one month after the monies have been advanced. The total outstanding amount on advances on inventory purchases including related party advances was $92,642,227 and $25,649,668 as of May 31, 2007 and December 31, 2006, respectively. These amounts are reported on the consolidated balance sheet separated between advances to third parties and advances to related parties.

Note 7 - Related party transactions

Related parties are companies with common owners as Longmen Group. Transactions with these related parties are short term in nature and will be settled in cash.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Accounts receivable-related parties

Related party accounts receivable represent outstanding balance for goods sold to companies with certain common owners as Longmen Group. For the periods ended May 31, 2007 and 2006, total sales to related parties were $9,425,538 and $19,432,783, respectively. As of May 31, 2007 and December 31, 2006, total accounts receivable due from related parties consisted the following:
	May 31,	December 31,
Related Party	2007	2006
Long Men Environmental Protection Co	$195,656	$15,856
Hai Long Tong Co	-	1,467
BaoJi Rolling	12,153,213	14,255,320
DaXiGou Mining Co	-	313,188
Long Steel Group Xi'an Sales Co	-	979,077
Jun Long Rolling Co	-	4,354,431
	$12,348,869	$19,919,339

Other receivables-related parties

Other receivables from related parties represent outstanding balance for payments made by the Company on behalf of and/or short term non interest bearing loans made to other companies with certain common owners as Longmen Group. As of May 31, 2007 and December 31, 2006, total other receivables due from related parties consisted the following:

	May 31,	December 31,
Related Party	2007	2006
DaXiGou Mining Co	$33,152,109	$19,734,190
Xian Steel Co	4,575,745	-
Long Steel General Service Co	6,039,288	5,512,391
Gaoji HongGuang Steel Co	9,984,815	8,684,068
Hua Shan Metallurgical Equipment Co	1,188,557	1,163,153
	$54,940,514	$35,093,802

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Advances on inventory purchases-related parties

As of May 31, 2007 and December 31, 2006, advances on inventory purchases to related parties consisted the following:

	May 31,	December 31,
Related Party	2007	2006
Bejing Huatian YuLong Steel Trading Co., Ltd.	$14,377,872	$573,134
DaXiGou Mining Co.	5,450,843	-
Total	$19,828,715	$573,134

Accounts payable-related parties

Related party accounts payable represent outstanding balance for goods purchased from companies with common owners as Longmen Group. For the periods ended May 31, 2007 and 2006, total purchases from related parties were $30,756,109 and $38,617,278, respectively. As of May 31, 2007 and December 31, 2006, total accounts payable due to related parties consisted the following:

	May 31,	December 31,
Related Party	2007	2006
Long Steel Group Environment Protection Co	$2,047,318	$1,103,943
Long Steel Group Hua Long Durable Materials Co	1,096,343	2,526,621
Hua Shan Metallurgical Equipment Co	124,188	488,067
Long Steel General Service Co	-	60,214
Swallow Coking Co	5,603,209	4,787,167
Long Men Steel Imp.&Exp Co	-	6,652,695
Xi'a Heping Steel material Co	716,501	1,790,566
DaXiGou Mining Co	7,635,904	-
Beijing Huatian Yulong Steel Trading Co., Ltd.	13,797,875	-
Xian Steel Co	122,325	-
Total	$31,143,663	$17,409,273

Other payable -related parties

Other payables-related parties represent outstanding balance for payments made by or short term non interesting bearing loans from other companies with common owners as Longmen Group. As of May 31, 2007 and December 31, 2006, total other payables due to related parties consisted the following:

	May 31,	December 31,
Related Party	2007	2006

HanCheng Car Group	$4,837,585	$4,718,170
Shaanxi Xinglong	4,480,039	-
Total	$9,317,624	$4,718,170

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Customer deposits-related parties

As of May 31, 2007 and December 31, 2006, customer deposit form related parties consisted the following:

	May 31,	December 31,
Related Party	2007	2006
Swallow Coking Co.	$-	$4,721,554
Tianjin Hengyin Trading Co., Ltd.	13,100,000	-
Total	$13,100,000	$4,721,554

Note 8 - Debt

Short term loans

Short term loans represent amounts due to various banks and other unrelated companies and individuals which are normally due within one year. These loans can be renewed. The annual interest rate for these loans ranges between 6% and 11% with an average rate of approximately 7%. As of May 31, 2007 and December 31, 2006, the short term loans consisted the following:

		May 31,	December 31,
Creditor	Secured by	2007	2006
Banks	Third parties	$17,292,000	$15,550,660

Banks	Equipment and properties	36,883,050	36,049,840
Other companies and individuals	Equipment and properties	34,622,744	28,178,895
Total		$88,797,794	$79,779,395

Short term notes payable

Short-term notes payable are non interest bearing lines of credit extended by the banks. When purchasing raw materials, the Company often issues a short term note payable to the vendor. These short term notes payable are guaranteed by the bank for the complete face value and usually mature in six months. The banks usually require the Company to deposit a certain amount of cash at the bank as a guarantee deposit which is classified on the balance sheet as restricted cash.

The Company has short term notes payable outstanding of $91,857,454 and $75,355,960 as of May 31, 2007 and December 31, 2006, respectively.

Long term loans and payables

Long term loans and payables represent amounts due to various banks with a repayment term greater than one year. The annual interest rate for these loans ranges between 4% and 6.6% with an average rate of approximately 6%. As of May 31, 2007 and December 31, 2006, the outstanding long term loans and payables were $5,508,131 and $7,026,711, respectively. These loans and payables were secured by the Company’s equipment and properties.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Total interest incurred for the periods ended May 31, 2007 and 2006 on all debts amounted to $1,240,382 and $870,364, respectively, net of interest capitalized into construction in progress of $1,825,663 and $1,176,619, respectively for the periods ended May 31, 2007 and 2006.

Note 9 - Taxes

Corporation Income Taxes

Under the Income Tax Laws of PRC, the Company’s subsidiaries, Yuxin and Yuteng, are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments. The Company is located in the mid-west region of China. The Head Office of the Company, Yulong Hotel, and Changlong Transportation qualify for the Go-West tax rebate of 15% tax rate promulgated by the government. Xi’an Rolling Mill and Mulonggou Mining are generally subject to an income tax at an effective rate of 33% on income reported in the statutory financial statements after appropriate tax adjustments.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs.

The provision for income taxes for the periods ended May 31, 2007 and 2006 consisted of the following:

	2007	2006
Provision for Income Tax	$2,736,788	$1,200,424

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the periods ended May 31, 2007 and 2006:

	2007	2006
The Head Office, Yulong Hotel, and Changlong Transportation

U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	33.0	33.0
China income tax exemption	(18.0)	(18.0)
Total provision for income taxes	15.0%	15.0%

Xi'an Rolling Mill, Mulonggou Mining, Yuxin, and Yuteng

U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	33.0	33.0
China income tax exemption	-	-
Total provision for income taxes	33.0%	33.0%

Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

VAT on sales and VAT on purchases amounted to $57,258,079and $43,910,374 respectively for the period ended May 31, 2007 and $80,976,900 and $70,027,537 for the period ended May 31, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes Payable

Taxes payable consisted of the following:

	May 31,	December 31,
	2007	2006
VAT taxes payable	$28,786,217	$31,905,504
Income taxes payable	4,950,449	2,777,971
Misc taxes	3,285,173	3,803,565
Total	$37,021,839	$38,487,040

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

Note 10 - Customer deposits

Customer deposits represent amounts advanced by customers on product orders. The product normally is shipped within six months after receipt of the advance payment and the related sale is recognized in accordance with the Company’s revenue recognition policy. As of May 31, 2007 and December 31, 2006, customer deposits amounted to $119,500,707 and $81,374,525, respectively. These amounts are reported on the consolidated balance sheet separated between deposits from third parties and deposits from related parties.

Note 11 - Major customers and suppliers

Longmen Group has five major customers which represent approximately 36% and 9% of the Company’s total sales for the periods ended May 31, 2007 and 2006, respectively. Five customers accounted for 29% and 28% of total accounts receivable as of May 31, 2007 and December 31, 2006, respectively.

For the periods ended May 31, 2007 and 2006, Longmen Group purchased approximately 36% and 56%, respectively, of their raw materials from five major suppliers.

Note 12 - Other expenses and income, net

Other income and expense for the periods ended May 31, 2007 and 2006 consisted of the following:

	2007	2006
Finance/interest expense	$(3,778,002)	$(1,364,098)
Interest income	154,494	-
Other nonoperating income	-	15,260
Other nonoperating expense	(3,749,791)	(288,949)
Total other expense	$(7,373,299)	$(1,637,787)

Note 13 - Shareholders’ equity

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

The Company’s registered capital is RMB 340 million ($41 million). Since March 28, 2002, the company’s ownership structure has been changed several times. As of May 31, 2007, the Company’s ownership structure is listed as follows:

Shareholders Name	Amount (in RMB)	Ownership %
Shaanxi State-owned Assets Supervisory and
Administrative Committee	91,180,000.00	26.82%
Han Cheng Tong Xing Metallurgy Co., Ltd.	12,950,000.00	3.80%
Xi'an Ping He Steel Materials Co., Ltd.	50,000,000.00	14.71%
Shaanxi Hai Yan Coking Co., Ltd.	50,000,000.00	14.71%
Shaanxi International Trust Investment Co.,
Ltd.	84,880,000.00	24.96%
Western Region Trust Investment Co., Ltd.	51,000,000.00	15.00%
Totals	340,010,000.00	100.00%

Paid-in capital was decrease by amount of $3,267,650, which was cash invested to those subsidiaries not included in the contributed relevant net assets of Shaanxi Longmen Iron and Steel (Group) Co., Ltd.

Dividends in the amount of $1,089,705 and $499,708 were paid out for the 5 months ended May 31, 2007 and 2006.

Changlong Transportation Co., Ltd. used to be an independently operated subsidiary of Shaanxi Long Men Iron and Steel (Group) Co., Ltd. and it became part of the parent company in 2006. After the restructure, its statutory reserve in the amount of $1,851,190 was merged into the parent company's retained earnings.

Note 14 - Retirement plan

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for all employees. The Company employees are entitled to a retirement pension amount calculated based upon their salary at their date of retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to the retired staff. The Company is required to contribute 20% of the employees’ monthly salary. Employees are required to contribute 7% of their salary to the plan. Total pension expense incurred by the Company amounted to $1,039,597 and $574,431, respectively, for the periods ended May 31, 2007 and 2006.

Note 15 - Statutory reserves

The laws and regulations of the People’s Republic of China require that before an enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include surplus reserve fund and the commonweal reserve fund and these statutory reserves represent restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Commonwealth reserve fund

Prior to year 2006, the Company transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations. According to the new rules from the Chinese government, there is no need to reserve commonwealth fund since 2006.

The Company transferred $4,930,886 and $3,569,206 to these reserve funds as of May 31, 2007 and December 31, 2006, respectively.

Note 16 - Commitments and contingencies

Guarantees of debts

The Company has guaranteed $9.0 million of short term related party debts and $11.0 million of short term unrelated party debts. The Company would be obligated to perform under the guarantee if these parties failed to pay principal and interest payments to the lender when due. Including accrued interest, the maximum potential amount of future (undiscounted) payments under the guarantee would be $21.3 million. The Company did not recognize guarantee liability since some of these parties also guaranteed the Company’s loans from banks and the likeliness of the Company’s guarantee liability is remote. As of May 31, 2007, the parties under the guarantee are current with their debt payments.

Note 17 - Subsequent Events

On June 15, 2007, General Steel Holdings, Inc. ("General Steel"), entered into a certain Joint Venture Agreement (the "Agreement") with Shaanxi Longmen Iron & Steel Group Co., Ltd. to form a new joint venture company, Shaanxi Longmen Iron and Steel Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China. The Joint Venture Company will be located at Longmen County, Han Cheng City, Shaanxi Province, China. The stated purposes of the Joint Venture Company are, among others, to produce and sell "long products" and to improve the product quality and the production capacity and competitiveness by adopting advanced technology in the production of steel products. General Steel will invest in the Joint Venture Company through two of its subsidiaries, Tianjin Daqiuzhuang Metal Sheet Co., Ltd. (DQ), and Tianjin QiuSteel Investment Co., Ltd. (QS).

SHAANXI LONGMEN IRON & STEEL CO., LTD.
(CONTRIBUTED RELEVANT NET ASSETS OF
SHAANXI LONGMEN IRON AND STEEL (GROUP) CO., LTD.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2007
(UNAUDITED)

The Agreement states that the total investment in the Joint Venture Company will be US$65,780,000. The Agreement sets outs the initial contributions of each party to the Agreement to the Joint Venture Company. Longmen Group will contribute net assets in the form of land, existing equipment and materials and others in the amount of RMB200,000,000 for 40% of the Joint Venture Company. DQ and QS will each contribute RMB160,000,000 and RMB 140,000,000 in cash, each holding 32% and 28% respectively of the Joint Venture Company and 60% collectively.